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                                                                      Exhibit 99

                              CAUTIONARY STATEMENT

     The statements contained in this Form 10-K include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). When used in this Form 10-K and in future filings by the Company with the Securities and Exchange Commission, in the Company's press releases, presentations to securities analysts or investors, in oral statements made by or with the approval of an executive officer of the Company, the words or phrases "believes," "may," "will," "expects," "should," "continue," "anticipates," "intends," "will likely result," "estimates," "projects" or similar expressions and variations thereof are intended to identify such forward-looking statements. Any forward-looking statement involves risks and uncertainties that may have a material adverse effect on the business, results of operation, financial condition or prospects, financial or other, of the Company and may cause the Company's actual results to differ materially from historical results or the results discussed in the forward-looking statements.

     The following discussion contains cautionary statements regarding the Company's business that investors and others should consider. This discussion is intended to take advantage of the "safe harbor" provisions of the PSLRA. In making these cautionary statements, the Company is not undertaking to address or update each factor in future filings or communications regarding the Company's business or results.

     RISKS OF ADVERSE ECONOMIC DEVELOPMENTS AND DOWNTURN IN BUSINESS CYCLE. The transportation industry historically has been cyclical as a result of economic recession, customers' business cycles, increases in prices charged by third party carriers, interest rate fluctuations, and other economic factors over which the Company has no control. Increased operating expenses incurred by third party carriers can be expected to result in higher transportation costs, and the Company's net revenues and income from operations would be adversely affected if it were unable to pass through to its customers the full amount of increased transportation costs. Economic recession or a downturn in customers' business cycles, particularly among certain national retailers or in the food, beverage or printing industries in which the Company has a large number of customers, also could have a material adverse effect on the Company's operating results if the volume of freight shipped by those customers were also reduced.

     DEPENDENCE ON EQUIPMENT AND SERVICES AVAILABILITY. The Company is dependent in part on the availability of truck, rail, ocean and air services provided by independent third parties. There have historically been periods of equipment shortages in the transportation industry, particularly among truckload carriers. If the Company were unable to secure sufficient equipment or other transportation services to meet its customers' needs, its results of operations could be materially adversely affected, and customers could seek to have their transportation and logistics needs met by other third parties on a temporary or permanent basis.

     RISKS ASSOCIATED WITH INTERNATIONAL BUSINESS. An increasing portion of the Company's business is providing services within and between continents. Doing business outside of the United States is subject to various risks, including changing economic and political conditions in the United States and abroad, major work stoppages, exchange controls, currency fluctuations, armed conflicts, unexpected changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation. Significant expansion in foreign countries will expose the Company to increased risk of loss from foreign currency fluctuations and exchange controls as well as longer accounts receivable payment cycles. The Company has no control over most of these risks and may be unable to anticipate changes in international economic and political conditions and, therefore, unable to alter its business practices in time to avoid the adverse effect of any such changes.

     RISKS ASSOCIATED WITH MANAGING A GROWING BUSINESS. The Company's continued success depends upon its ability to attract and retain a large group of motivated salespersons and other logistics
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professionals. If the Company were unable to recruit and retain a sufficient number of personnel, it would be forced to limit its growth. There can be no assurance that the Company will be able to continue to hire and retain a sufficient number of qualified personnel. The Company's rapid expansion of operations has placed demands on its management and operating systems. Continued expansion will depend in large part on the Company's ability to develop successful salespersons into managers and to implement enhancements to its information systems and adapt those systems to the changes in its business and the requirements of its customers.

     COMPETITION. The transportation services industry is highly competitive and fragmented. The Company competes against other non-asset based logistics companies as well as asset-based logistics companies, third-party freight brokers and carriers offering logistics services. The Company also competes against carriers' internal sales forces and shippers' transportation departments. It also buys and sells transportation services from and to many companies with which it competes. Historically, competition has created downward pressure on freight rates, and continuation of this rate pressure may adversely affect the Company's net revenues and income from operations.

     SEASONALITY. In the transportation industry generally, results of operations show a seasonal pattern as customers reduce shipments during and after the winter holiday season. In recent years, the Company's operating income and earnings have been higher in the second and third quarters than in the first and fourth quarters. Although seasonality in the transportation industry has not had a significant impact on the Company's cash flow or results of operations in recent years, the Company expects this seasonality to continue and cannot fully predict the impact it may have in the future.

     AVAILABILITY AND PRICING OF PRODUCE. The Company's sourcing business is dependent upon the availability and price of fresh produce, which is affected by government food safety regulation, growing conditions, such as drought, insects and disease, and other conditions over which the Company has no control. Shortages or overproduction of fresh produce affect the pricing of fresh produce, and prices are often highly volatile.

     RISKS ASSOCIATED WITH FRESH PRODUCE. The Company sources and resells fresh produce. Agricultural chemicals used on agricultural commodities intended for human consumption are subject to various approvals, and the commodities themselves are subject to regulations on cleanliness and contamination. Concern about particular chemicals and alleged contamination has led to recalls of products, and tort claims have been brought by consumers of allegedly affected produce. Because the Company is a seller of produce, it may have legal responsibility arising from sale. While the Company carries product liability coverage of $75 million, settlement of class action claims is often costly, and the Company cannot assure that its liability coverage will be adequate and will continue to be available. In addition, in connection with any recall, the Company may be required to bear the cost of repurchasing, transporting and destroying any allegedly contaminated product, for which it is not insured. Any recall or allegation of contamination could affect the Company's reputation, particularly of its The Fresh 1(R) brand. Loss due to spoilage (including the need for disposal) is also a routine part of the sourcing business.

     GOVERNMENT REGULATION. The Company is licensed by the Department of Transportation (the "DOT") as a broker in arranging for the transportation of general commodities by motor vehicle. The DOT prescribes qualifications for acting in this capacity, including certain insurance and surety bond requirements. The Company is also licensed by the Federal Maritime Commission as an ocean freight forwarder and maintains a non-vessel operating common carrier bond, and is licensed by the United States Customs Service of the Department of the Treasury. The Company sources fresh produce under a license issued by the Department of Agriculture. The Company's failure to comply with the laws and regulations applicable to entities holding these licenses could have a material adverse effect on the Company's results of operations or financial condition. The transportation industry is subject to legislative or regulatory changes that can affect the economics of the industry by requiring changes in operating practices or influencing the demand for, and the cost of providing, transportation services.
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     IMPORTANCE OF MAJOR CLIENTS. The Company derives a significant portion of its gross revenues from its largest clients. The sudden loss of a number of the Company's major clients could have a material adverse effect on the Company.

     CHANGE IN CORPORATE CULTURE. Prior to the Company's initial public offering, employees broadly participated in the ownership of the Company, and more than 700 employees owned substantially all of its outstanding Common Stock. Consequently, employees considered themselves the owners of the Company. As a result of the Company's initial public offering completed in October 1997 and the subsequent lapse of restrictions on employees' ability to resell their shares of Common Stock, a larger portion of the Common Stock will be in the hands of the public, and the Company's employees will have significant liquid assets. This change in structure and liquidity may adversely affect employee motivation. The Company has also issued restricted stock as an incentive, and employees owning Common Stock have profited from the growth in the book value of the Common Stock. The Company has replaced its previous stock program with new stock-based programs, but is unable to predict whether the substitution of the new plans will be perceived as being a less valuable form of compensation, thereby adversely affecting employee performance. If the Company finds that it must initiate new incentive programs, its results of operations could be adversely affected.

     DEPENDENCE ON MANAGEMENT. The Company is highly dependent upon the continued services of its senior management team, none of whom has an employment agreement with the Company. The sudden loss of the services of several members of senior management, as opposed to one or two individuals, could have a material adverse effect on the Company.

     STOCK PRICE VOLATILITY.   The market price of the Common Stock may be
volatile and be significantly affected by factors such as actual or anticipated fluctuations in the Company's operating results, announcements of new services by the Company or its competitors, developments with respect to conditions and trends in the logistics or transportation industries served by the Company, changes in governmental regulation, changes in estimates by securities analysts of the Company's future financial performance, general market conditions and other factors. In addition, the stock markets have from time to time experienced significant price and volume fluctuations that have adversely affected the market prices of securities of companies for reasons often unrelated to their operating performance.